UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2011

First Midwest Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10967	36-3161078
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Pierce Place, Suite 1500, Itasca, Illinois	60143
(Address of principal executive offices)	(Zip Code)

(630) 875-7450

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FIRST MIDWEST BANCORP, INC.

FORM 8-K

October 26, 2011

Item 7.01 Regulation FD Disclosure

On October 26, 2011, First Midwest Bancorp, Inc. (the “Company”) issued a press release announcing that it has received approval from the United States Department of the Treasury (the “Treasury”) to redeem all of the $193 million of Series B preferred stock issued to the Treasury in December 2008 under the U.S. government’s Troubled Asset Relief Program. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on From 8-K (“Report”).

The information in this Report, including Exhibit 99.1, is being furnished to and not filed with the Securities and Exchange Commission (“SEC”) and shall not be deemed to be incorporated by reference into any filing made by the Company with the SEC, except as shall be expressly set forth by specific reference in such filing. The Company is not undertaking any duty to update this information after the date of this Report.

Item 9.01 Financial Statements and Exhibits

(a) and (b) not applicable

(c) Exhibit Index:

99.1 Press Release issued by First Midwest Bancorp, Inc. dated October 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Midwest Bancorp, Inc.
(Registrant)

Date: October 26, 2011	/s/ CYNTHIA A. LANCE
By: Cynthia A. Lance Executive Vice President and
Corporate Secretary